Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
SulphCo, Inc:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 2, 2007, with respect to the balance sheets of SulphCo, Inc. as of December 31, 2006 and 2005, and the related statements of operations, cash flows and changes in stockholders’ equity (deficit) for each of the years in the two-year period ended December 31, 2006.

/s/ Marc Lumer & Company
Marc Lumer & Company
San Francisco, California

March 26, 2008